Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No.6 to Registration Statement No. 333-194505 on Form F-1 of our report dated February 26, 2014 (April 16, 2014 as to the subsequent events described in Note 15) relating to the consolidated financial statements of Leju Holdings Limited and its subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such prospectus.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China
April 16, 2014